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                                                                     EXHIBIT 5.1

                 HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                               1800 ONE M&T PLAZA
                            BUFFALO, NEW YORK 14203

                                November 6, 1997

Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania 16505

Ladies and Gentlemen:

          Re: Registration Statement on Form S-3 (No. 333-      )

     We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of 2,587,250 shares of Common Stock, without par value, of the Company (plus an additional 388,088 shares to cover over-allotments) (the "Shares") for sale by the Company as set forth in the prospectus (the "Prospectus") forming a part of the above-referenced registration statement (the "Registration Statement").

     The opinion set forth in this letter is based upon (1) our review of (a) the Underwriting Agreement in the form included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), (b) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-Laws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions and instruments we have deemed necessary and (2) our review of published sources of law as we have deemed necessary. We have assumed that when the Shares are sold either appropriate certificates complying with applicable law evidencing the Shares will be properly executed or such Shares will be uncertificated shares complying with applicable law.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Prospectus under the caption "Legal Matters."

                                               Very truly yours,

                                 HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                                               By /s/ JOHN J. ZAK

/mmf